Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

Manuel Chavez, as Chief Executive Officer of Mobile Infrastructure Corporation (the “Registrant”), and Stephanie Hogue, as President and Interim Chief Financial Officer of the Registrant, hereby certify, pursuant to 18 U.S.C. Sec. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Registrant’s Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 30, 2022

/s/ Manuel Chavez
Manuel Chavez
Chief Executive Officer (Principal Executive Officer)
Mobile Infrastructure Corporation

Date: March 30, 2022

/s/ Stephanie Hogue
Stephanie Hogue
President and Interim Chief Financial Officer
(Principal Accounting Officer) Mobile Infrastructure Corporation

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.